Exhibit 21.1

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization

Cap City Holdings, LLC	Delaware
CCV Americas, LLC	Delaware
CCV Latin America Coöperatief, U.A.	Netherlands
CCV Pennsylvania, Inc.	Delaware
Change Capital International Holdings, B.V.	Netherlands
Change Capital Mexico Holdings, S.A. de C.V.	Mexico
EZ Online Sales, Inc.	Delaware
EZ Talent S. de R.L. de C.V.	Mexico
EZ Transfers S.A. de C.V.	Mexico
EZCORP (2015) Asia-Pacific PTE. LTD.	Singapore
EZCORP Latin America Coöperatief, U.A.	Netherlands
EZCORP FS Holdings, Inc.	Delaware
EGreen Financial, Inc.	Delaware
EZCORP Global Holdings, C.V.	Netherlands
EZCORP Global, B.V.	Netherlands
EZCORP International Holdings, LLC	Delaware
EZCORP International, Inc.	Delaware
EZCORP USA, Inc.	Delaware
EZMONEY Alabama, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Colorado, Inc.	Delaware
EZMONEY Hawaii, Inc.	Delaware
EZMONEY Holdings, Inc.	Delaware
EZMONEY Idaho, Inc.	Delaware
EZMONEY Kansas, Inc.	Delaware
EZMONEY Management, Inc.	Delaware
EZMONEY Missouri, Inc.	Delaware
EZMONEY South Dakota, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZMONEY Tennessee, Inc.	Delaware
EZMONEY Utah, Inc.	Delaware
EZMONEY Wisconsin, Inc.	Delaware
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arizona, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization
EZPAWN Iowa, Inc.	Delaware
EZPAWN Management Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Mexico Holdings, LLC.	Delaware
EZPAWN Mexico Ltd., LLC.	Delaware
EZPAWN Minnesota, Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Oregon, Inc.	Delaware
EZPAWN Services Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware
Mister Money Holdings, Inc.	Colorado
Parkway Insurance, Inc.	Texas
Payday Loan Management, Inc.	Delaware
Renueva Comercial, S.A.P.I. de C.V.	Mexico
Rich Data Corporation (S) PTE. LTD.	Singapore
Texas EZMONEY, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Texas EZPAWN, L.P.	Texas
Texas PRA Management, L.P.	Texas
USA Pawn & Jewelry Co. XI, LLC	Nevada
USA Pawn & Jewelry Co. 19, LLC	Nevada